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                           LAW OFFICES OF EARL MONSEY


                                                           July 20, 2000


MangoSoft, Inc.
1500 West Park Drive, Suite 190
Westborough, Massachusetts  01581

              Re:        MangoSoft, Inc.
                         Registration Statement on Form SB-2

     We have acted as counsel to MangoSoft, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the sale by certain selling security holders of the Company of up to 25,217,524 shares of the Company's common stock (the "Shares") and 204,009 shares of Common Stock issuable upon the exercise of outstanding warrants. This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-B.

     We have reviewed the Company's charter documents, the corporate proceedings taken by the Company in connection with the issuance of the Shares and the financial statements to be appended to the MangoSoft, Inc. prospectus, dated July 20, 2000. Based on such review, we are of the opinion that the Shares have been duly authorized, and if, as and when sold in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of sale) will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-B. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and Nevada Law, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or any matters relating to federal or state securities laws.

                                    Very truly yours,


                                    /s/ EARL MONSEY